FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of this [___] day of November, 2010 by and among Westcore Trust, a Massachusetts business trust (the “Acquiring Trust”), on behalf of Westcore Blue Chip Fund (the “Acquiring Fund”), a separate series of the Acquiring Trust, Blue Chip Value Fund Inc., a Maryland corporation (the “Selling Fund”) (the Acquiring Fund and Selling Fund referred to herein as a “Fund” and collectively, the “Funds”), and Denver Investment Advisors LLC (“Denver Investments”), a Colorado limited liability company (for purposes of Section 5.13 of this Agreement only).  The principal place of business of the Acquiring Trust is 1290 Broadway, Suite 1100, Denver, CO 80203.  The principal place of business of the Selling Fund is 1225 17th St., 26th Floor, Denver, CO 80202.  The principal place of business of Denver Investments is 1225 17th St., 26th Floor, Denver, CO 80202.

This Agreement is intended to be and is adopted as a plan of “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder.  The reorganization will consist of:  (i) the transfer of all the assets of the Selling Fund to the Acquiring Fund, in exchange solely for Retail Class shares of the Acquiring Fund (“Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund; and (ii) as soon as possible after the Closing, hereinafter referred to, the distribution, to the stockholders of the Selling Fund of Acquiring Fund Shares and the termination, dissolution and complete liquidation of the Selling Fund as provided herein, and such transactions to be completed no later than six (6) months after the Closing, all upon the terms and conditions set forth in this Agreement (the “Reorganization”).

WHEREAS, the Acquiring Fund and the Selling Fund are, respectively, open-end and closed-end management investment companies registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Selling Fund owns securities that are assets of the character in which the Acquiring Fund is permitted to invest;

WHEREAS, the Board of Trustees of the Acquiring Fund has determined that the Reorganization is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund will not be diluted as a result of the Reorganization; and

WHEREAS, the Board of Directors of the Selling Fund has determined that the Reorganization is in the best interests of the Selling Fund and that the interests of the existing shareholders of the Selling Fund will not be diluted as a result of the Reorganization.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

ARTICLE I
TRANSFER OF ASSETS OF THE SELLING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES AND THE ASSUMPTION OF THE SELLING FUND’S LIABILITIES AND TERMINATION AND LIQUIDATION OF THE SELLING FUND

1.1  THE EXCHANGE.  Subject to the terms and conditions contained herein and on the basis of the representations and warranties contained herein, the Selling Fund agrees to transfer all of its assets, as set forth in Section 1.2, to the Acquiring Fund.  In consideration therefor, the Acquiring Fund agrees:  (i) to deliver to the Selling Fund the number of full and fractional Acquiring Fund Shares, computed in the manner set forth in Section 2.3; and (ii) to assume all of the liabilities of the Selling Fund, as set forth in Section 1.3.  All Acquiring Fund Shares delivered to the Selling Fund shall be delivered at net asset value without a sales load, commission or other similar fee being imposed. Such transactions shall take place at the closing provided for in Section 3.1 (the “Closing”).

1.2  ASSETS TO BE TRANSFERRED.  The Selling Fund shall transfer all of its assets to the Acquiring Fund, including, without limitation, all cash, cash equivalents, securities, commodities, interests in futures and dividends or interest receivables, owned by the Selling Fund and any deferred or prepaid expenses shown as an asset on the books of the Selling Fund on the Closing Date, as such term is defined in Section 3.1.  The transfer of assets shall become effective at such time as Articles of Transfer have been filed with and accepted for record by the State Department of Assessments and Taxation of Maryland (“SDAT”).

1.3  LIABILITIES TO BE ASSUMED.  The Selling Fund will endeavor to discharge all of its known liabilities and obligations to the extent possible before the Closing Date.  Notwithstanding the foregoing, any liabilities not so discharged shall be assumed by the Acquiring Fund, which assumed liabilities shall include all of the Selling Fund’s liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement, including without limitation all obligations of the Selling Fund to indemnify the Selling Fund directors and officers (the “Selling Fund Indemnified Parties”) against all liabilities and expenses to the extent provided by the Selling Fund’s indemnification agreements, articles of incorporation and by-laws.

1.4  LIQUIDATION AND DISTRIBUTION.  On or as soon after the Closing Date as is possible, but no later than six (6) months after the Closing Date (the “Liquidation Date”):  (a) the Selling Fund will distribute in complete liquidation of the Selling Fund, pro rata to its shareholders of record, determined as of the close of business on the Valuation Date (as defined in Section 2.1) (each, a “Selling Fund Shareholder” and together, the “Selling Fund Shareholders”), all of the Acquiring Fund Shares received by the Selling Fund pursuant to Section 1.1; and (b) the Selling Fund will thereupon proceed to dissolve and terminate as set forth in Section 1.8 below. Such distribution will be accomplished by the transfer of Acquiring Fund Shares credited to the account of the Selling Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the name of the Selling Fund Shareholders, and representing the respective pro rata number of Acquiring Fund Shares due such shareholders.  The aggregate net asset value of Acquiring Fund Shares to be so credited to Selling Fund Shareholders shall be equal to the aggregate net asset value of the Selling Fund shares owned by such shareholders as of the Valuation Date (as defined below).  The Acquiring Fund shall have no obligation to inquire as to the validity, propriety or correctness of such records, but shall assume that such transaction is valid, proper and correct.  All issued and outstanding shares of the Selling Fund will simultaneously be canceled on the books of the Selling Fund.  The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such transfer.

1.5  OWNERSHIP OF SHARES.  Ownership of Acquiring Fund Shares will be shown on the books of the Acquiring Fund’s transfer agent.  Shares of the Acquiring Fund will be issued at the Closing to the Selling Fund, in an amount computed in the manner set forth in Section 2.3, to be distributed to the Selling Fund Shareholders.

1.6  FILINGS.  Any reporting responsibility of the Selling Fund including, without limitation, the responsibility for filing of regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (the “Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Selling Fund.

1.7  TRANSFER TAXES.  Any transfer taxes payable upon the issuance of Acquiring Fund Shares in a name other than the registered holder of the Selling Fund shares on the books of the Selling Fund as of that time shall, as a condition of such issuance and transfer, be paid by the person to whom such Acquiring Fund Shares are to be issued and transferred.

1.8  TERMINATION.  The Selling Fund will, as soon as practicable after the Liquidation Date, file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that the Selling Fund has ceased operations as an investment company.  Upon receipt of such order, the Selling Fund shall be dissolved, terminated and have its affairs wound up in accordance with Maryland state law, promptly following the Closing Date, but in no event later than six (6) months after the Closing Date, and the making of all distributions pursuant to Section 1.4.

1.9  BOOKS AND RECORDS.  All books and records of the Selling Fund, including all books and records required to be maintained under the 1940 Act and the rules and regulations thereunder, shall be available to the Acquiring Fund from and after the Closing Date and shall be turned over to the Acquiring Fund as soon as practicable following the Closing Date.

1.10 DIVIDEND.  In order for the Selling Fund to comply with Section 852(a)(1) of the Code and to avoid having any investment company taxable income or net capital gain (as defined in Sections 852(b)(2) and 1222(11) of the Code, respectively) in the short taxable year ending with its dissolution, the Selling Fund will on or before the Valuation Date (a) declare a dividend in an amount large enough so that it will have declared dividends of substantially all of its investment company taxable income and net capital gain, if any, for such taxable year (determined without regard to any deduction for dividends paid) and (b) distribute such dividend.

ARTICLE II
VALUATION

2.1  VALUATION OF ASSETS AND LIABILITIES.  The value of the Selling Fund’s net assets shall be the value of all the Selling Fund’s assets as of the close of regular trading on the New York Stock Exchange (“NYSE”) on the business day immediately prior to the Closing Date (such time and date being hereinafter called the “Valuation Date”), less the amount of all the Selling Fund’s liabilities.  The value of the Selling Fund’s assets and liabilities shall be determined by using the valuation procedures set forth in the Selling Fund’s Articles of Incorporation, By-Laws and prospectus, each as it may be amended or supplemented, and the Funds’ Proxy Statement/Prospectus to be used in connection with the Reorganization or such other valuation procedures as shall be mutually agreed upon by the parties.

2.2  VALUATION OF SHARES.  The net asset value per Acquiring Fund common share shall be the net asset value per share computed on the Valuation Date, using the valuation procedures set forth in the Acquiring Fund’s Declaration of Trust and prospectus, each as it may be amended, and the Funds’ Proxy Statement/Prospectus to be used in connection with the Reorganization or such other valuation procedures as shall be mutually agreed upon by the parties.

2.3  SHARES TO BE ISSUED.  The number of Acquiring Fund Shares to be issued (including fractional shares, if any) in exchange for the Selling Fund’s net assets, shall be determined by dividing the value of the Selling Fund’s net assets determined in accordance with Section 2.1 by the net asset value per Acquiring Fund Share determined in accordance with Section 2.2.

2.4  EFFECT OF SUSPENSION IN TRADING.  In the event that on the Valuation Date, either:  (a) the NYSE or another primary exchange on which the portfolio securities of the Selling Fund are purchased or sold, shall be closed to trading or trading on such exchange shall be restricted; or (b) trading or the reporting of trading on the NYSE or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Selling Fund is impracticable, as mutually agreed to in writing by the duly authorized officers of both parties, the Valuation Date shall be postponed until the first business day after the day when trading is fully resumed and reporting is restored.

2.5  COMPUTATIONS OF NET ASSETS. All computations of net asset value shall be made by or under the direction of each Fund’s respective accounting agent, in accordance with its regular practice and the requirements of the 1940 Act.

ARTICLE III
CLOSING AND CLOSING DATE

3.1  CLOSING DATE.  The Closing shall occur at the opening of business on March 28, 2011 or such other date as the parties may agree in writing (the “Closing Date”) which is also the effective time of the Reorganization.  Unless otherwise provided, all acts taking place at the Closing shall be deemed to take place immediately after the close of regular trading on the Valuation Date.  The Closing shall be held at the offices of the Acquiring Trust in Denver, Colorado or at such other time and/or place as the parties may agree.  The Selling Fund shall file appropriate Articles of Transfer pursuant to the laws of the State of Maryland on the Closing Date.

3.2  CUSTODIAN’S CERTIFICATE.  The Selling Fund shall cause the Bank of New York Mellon, as custodian for the Selling Fund (the “Selling Fund Custodian”), to deliver to the Bank of New York Mellon, acting as custodian for the Acquiring Fund (the “Acquiring Fund Custodian”), at the Closing, or as soon as practical thereafter, a certificate of an authorized officer stating that:  (a) the Selling Fund’s portfolio securities, cash, and any other assets shall have been delivered in proper form to the Acquiring Fund on the Closing Date; and (b) all necessary taxes including all applicable U.S. federal and state stock transfer stamps, if any, shall have been paid, or provision for payment shall have been made, in conjunction with the delivery of portfolio securities by the Selling Fund.

3.3   TRANSFER AGENT’S CERTIFICATE.  The Selling Fund shall cause Bank of New York Mellon Shareowner Services, as transfer agent for the Selling Fund, to deliver to the Acquiring Fund at the Closing, or as soon as practical thereafter, a certificate of an authorized officer stating that its records contain the names and addresses of the Selling Fund Shareholders, and the number, class and percentage ownership (to three decimal places) of outstanding shares owned by each Selling Fund Shareholder immediately prior to the Closing.  The Acquiring Fund shall issue and deliver, or cause ALPS Fund Services, Inc. to issue and deliver, a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date, or as soon as practical thereafter, to the Secretary of the Selling Fund or provide evidence satisfactory to the Selling Fund that such Acquiring Fund Shares have been credited to the Selling Fund’s account on the books of the Acquiring Fund.

3.4  DELIVERY OF ADDITIONAL ITEMS.  At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents, if any, as such other party or its counsel may reasonably request to effect the transactions contemplated by this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1  REPRESENTATIONS OF THE SELLING FUND.  The Selling Fund represents and warrants to the Acquiring Fund as follows:

(a)        The Selling Fund is a Maryland corporation duly organized, validly existing and in good standing, existing under the laws of the state of Maryland with power under the Selling Fund’s Articles of Incorporation, as amended or supplemented, to own all of its properties and assets and to carry on its business as it is presently being conducted and, subject to approval of shareholders of the Selling Fund, is duly authorized to carry out the Agreement.

(b)         The Selling Fund is qualified to do business in all jurisdictions in which it is required to be so qualified, except in jurisdictions in which the failure to so qualify would not have a material adverse effect on the Selling Fund.  The Selling Fund has all material federal, state and local authorizations necessary to own all of the properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Selling Fund.

(c)          The Selling Fund is registered with the Commission as a closed-end management investment company under the 1940 Act, and such registration is in full force and effect and the Selling Fund is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder.

(d)         The Selling Fund is not, and the execution, delivery, and performance of this Agreement (subject to shareholder approval) will not result, in: (i) the violation of Maryland state law or of any provision of the Selling Fund’s Articles of Incorporation or By-Laws, each as it may be supplemented or amended, or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Selling Fund is a party or by which it is bound; (ii) the acceleration of any obligation or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Selling Fund is a party or by which it is bound; or (iii) the creation or imposition of any lien, charge or encumbrance on any property or assets of the Selling Fund.

(e)          Except as otherwise disclosed in writing to and accepted in writing by the Acquiring Fund, the Selling Fund has no material contracts or other commitments that will be terminated with liability to the Selling Fund before the Closing Date.

(f)           No litigation, administrative proceeding, or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Selling Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement.  The Selling Fund knows of no facts that might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

(g)          The financial statements of the Selling Fund as of December 31, 2009, and for the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles consistently applied and have been audited by an independent registered public accounting firm, and such statements, together with the unaudited financial statements of the Selling Fund for the six months ended June 30, 2010  (copies of each of which have been furnished to the Acquiring Fund) fairly reflect the financial condition of the Selling Fund as of such date, and there are no known contingent liabilities of the Selling Fund as of such date that are not disclosed in such statements.

(h)          Since the date of the financial statements referred to in subsection (g) above, there have been no material adverse changes in the Selling Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of the Selling Fund arising after such date.  For the purposes of this subsection (h), a decline in the net asset value of the Selling Fund due to declines in market values of securities in the Selling Fund’s portfolio shall not constitute a material adverse change.

(i)           All U.S. federal, state, local and other tax returns and reports of the Selling Fund required by law to be filed by it (taking into account permitted extensions for filing) have been timely filed and are correct in all material respects.  All U.S. federal, state, local and other taxes required to be paid (whether or not shown on any such return or report) have been paid, or provision shall have been made for the payment thereof and any such unpaid taxes are properly reflected on the financial statements referred to in subsection (h) above.  To the best of the Selling Fund’s knowledge, no tax authority is currently auditing or preparing to audit the Selling Fund, and no assessment for taxes, interest, additions to tax, or penalty has been asserted against the Selling Fund.

(j)           All issued and outstanding shares of the Selling Fund have been offered and sold in compliance in all material respects with applicable registration requirements of the Securities Act of 1933, as amended (the “1933 Act”) and state securities laws, and are duly and validly issued and outstanding, fully paid and non-assessable by the Selling Fund.  All of the issued and outstanding shares of the Selling Fund will, at the time of the Closing, be held by the persons and in the amounts set forth in the records of the Selling Fund’s transfer agent as provided in Section 3.3.  The Selling Fund has no outstanding options, warrants, or other rights to subscribe for or purchase any shares of the Selling Fund, and has no outstanding securities convertible into shares of the Selling Fund.

(k)          At the time of the Closing, the Selling Fund will have good and marketable title to the Selling Fund’s assets to be transferred to the Acquiring Fund pursuant to Section 1.2, and full right, power, and authority to sell, assign, transfer, and deliver such assets, and the Acquiring Fund will acquire good and marketable title thereto.

(l)            Other than approval by the Selling Fund Shareholders, the execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Selling Fund, including determinations required by Rule 17a-8 under the 1940 Act.  Subject to approval by the Selling Fund Shareholders, this Agreement constitutes a valid and binding obligation of the Selling Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(m)         The information to be furnished by the Selling Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

(n)           From the effective date of the Registration Statement (as defined in Section 5.7), through the time of the meeting of the Selling Fund Shareholders and on the Closing Date, any written information furnished by the Selling Fund for use in the Proxy Materials (as defined in Section 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(o)           For each taxable year of its operations, the Selling Fund (i) has elected to qualify, and has qualified or will qualify (in the case of the current taxable year), as a “regulated investment company” under the Code (a “RIC”) and (ii) has been eligible to and has computed its U.S. federal income tax under Section 852 of the Code.  The Selling Fund will qualify as a RIC as of the Closing Date and will have satisfied as of the close of its most recent prior quarter of its taxable year, the diversification requirements of Section 851(b)(3) of the Code.  The Selling Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Selling Fund to fail to qualify as a RIC under the Code.

(p)           No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act or Maryland state law, as applicable, for the execution of this Agreement by the Selling Fund, except for the effectiveness of the Registration Statement (as defined in Section 5.7) and the filing of any documents that may be required under Maryland state law and except for such other consents, approvals, authorizations and filings as have been made or received and such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date, it being understood, however, that this Agreement and the transactions contemplated herein must be approved by the shareholders of the Selling Fund as described in Section 5.2; and

(q)           The Selling Fund has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act.

4.2  REPRESENTATIONS OF THE ACQUIRING TRUST.  The Acquiring Trust, on behalf of the Acquiring Fund, represents and warrants to the Selling Fund as follows:

(a)           The Acquiring Trust is a business trust, duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts with power under the Acquiring Trust’s Declaration of Trust, as amended, to own all or its properties and assets and to carry on its business as it is now being conducted and to carry out this Agreement.

(b)           The Acquiring Trust is duly authorized in accordance with the applicable provisions of the Acquiring Fund’s Declaration of Trust, as amended.

(c)           The Acquiring Trust is registered as an open-end management investment company under the 1940 Act, and such registration has not been revoked or rescinded and is in full force and effect.  The Acquiring Fund is a separate series of the Acquiring Trust duly designated in accordance with the Acquiring Trust’s Declaration of Trust, as amended, and is in compliance in all material respects with the 1940 Act and the rules and regulations thereunder.

(d)          The Acquiring Trust and Acquiring Fund are qualified to do business in all jurisdictions in which they are required to be so qualified, except in jurisdictions in which the failure to so qualify would not have a material adverse effect on the Acquiring Trust or Acquiring Fund.

(e)           The Acquiring Trust is not, and the execution, delivery and performance of this Agreement will not result, in:  (i) the violation of Massachusetts law, of the Acquiring Trust’s Declaration of Trust or Code of Regulations, each as it may be amended or supplemented, or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound; (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contact, lease, judgment or decree to which the Acquiring Fund is a party or by which it is bound; or (iii) the creation or imposition of any lien, charge or encumbrance on any property or asset of the Acquiring Fund.

(f)            No litigation, administrative proceeding or investigation of or before any court or governmental body is presently pending or to its knowledge threatened against the Acquiring Fund or any of its properties or assets, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement.  The Acquiring Fund knows of no facts that might form the basis for the institution of such proceedings and it is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transaction contemplated herein.

(g)           The financial statements of the Acquiring Fund as of December 31, 2009, and for the fiscal year then ended, have been prepared in accordance with generally accepted accounting principles consistently applied and have been audited by an independent registered public accounting firm, and together with the unaudited financial statements of the Acquiring Fund for the six months ended June 30, 2010, such statements (copies of each of which have been furnished to the Selling Fund) fairly reflect the financial condition of the Acquiring Fund as of such date, and there are no known contingent liabilities of the Acquiring Fund as of such date that are not disclosed in such statements.

(h)           Since the dates of the financial statements referred to in subsection (g) above, there have been no material adverse changes in the Acquiring Fund’s financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business) and there are no known contingent liabilities of the Acquiring Fund arising after such date.  For the purposes of this subsection (h), a decline in the net asset value of the Acquiring Fund due to declines in market values of securities in the Acquiring Fund’s portfolio shall not constitute a material adverse change.

(i)             The Acquiring Fund Shares to be issued and delivered to the Selling Fund for the account of the Selling Fund Shareholders pursuant to the terms of this Agreement will, at the Closing Date, have been duly authorized.  When so issued and delivered, such shares will be duly and validly issued shares of the Acquiring Fund, and will be fully paid and non-assessable.  The Acquiring Fund does not have any outstanding options, warrants or other rights to subscribe for or purchase any of the Acquiring Fund Shares, nor is there any security convertible into any Acquiring Fund Shares.

(j)            The information to be furnished by the Acquiring Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents that may be necessary in connection with the transactions contemplated herein shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations.

(k)           The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Acquiring Trust, including the determinations required by Rule 17a-8 under the 1940 Act, and this Agreement will constitute a valid and binding obligation of the Acquiring Trust, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(l)             From the effective date of the Registration Statement (as defined in Section 5.7), through the time of the meeting of the Selling Fund Shareholders and on the Closing Date, any written information furnished by the Acquiring Fund with respect to the Acquiring Fund for use in the Proxy Materials (as defined in Section 5.7), or any other materials provided in connection with the Reorganization, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which such statements were made, not misleading.

(m)           For each taxable year of its operations, the Acquiring Fund (i) has elected to qualify, and has qualified or will qualify (in the case of the current taxable year), as a RIC and (ii) has been eligible to and has computed its U.S. federal income tax under Section 852 of the Code.  The Acquiring Fund will qualify as a RIC as of the Closing Date and will have satisfied as of the close of its most recent prior quarter of its taxable year, the diversification requirements of Section 851(b)(3) of the Code.  The Acquiring Fund has not taken any action, caused any action to be taken or caused any action to fail to be taken which action or failure could cause the Acquiring Fund to fail to qualify as a RIC under the Code.

(n)            No governmental consents, approvals, authorizations or filings are required under the 1933 Act, the 1934 Act, the 1940 Act or Massachusetts state law, as applicable, for the execution of this Agreement by the Acquiring Trust, on behalf of the Acquiring Fund, or the performance of the Agreement by the Acquiring Trust, on behalf of the Acquiring Fund, except for the effectiveness of the Registration Statement (as defined in Section 5.7) and the filing of any documents that may be required under Massachusetts law and except for the filing of any documents that may be required under the 1933 Act, the 1934 Act, the 1940 Act, and such as may be required by state securities laws and such other consents, approvals, authorizations and filings as have been made or received and except for such consents, approvals, authorizations and filings as may be required subsequent to the Closing Date.

(o)            The Acquiring Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and any state securities laws as it may deem appropriate in order to continue its operations after the Closing Date.

(p)            At the date hereof and at the Closing Date, all U.S. federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such dates (including any extensions) shall have been filed and are or will be correct in all material respects, and all U.S. federal and other taxes (shown as due or required to be shown as due on said returns and reports) shall have been paid or provision shall have been made for the payment thereof, and, to the best of the Acquiring Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.

(q)            At the Closing Date, the Acquiring Fund will have good and marketable title to the Acquiring Fund’s assets, free of any liens or other encumbrances, except those liens or encumbrances as to which the Selling Fund has received notice at or prior to the Closing; and.

(r)             The Acquiring Trust has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act.

ARTICLE V
COVENANTS OF ACQUIRING FUND AND SELLING FUND

5.1  OPERATION IN ORDINARY COURSE.  Subject to Section 1.2, the Acquiring Trust, on behalf of the Acquiring Fund, and the Selling Fund each covenant to operate their business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include customary dividends and distributions, and any other distributions necessary or desirable to avoid U.S. federal income or excise taxes.  No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.

5.2  SHAREHOLDER APPROVAL.  The Selling Fund will call a special meeting of the Selling Fund Shareholders entitled to vote thereon to consider and act upon this Agreement (or transactions contemplated thereby) and to take all other appropriate action necessary to obtain approval of the transactions contemplated herein.

5.3  INVESTMENT REPRESENTATION.  The Selling Fund covenants that the Acquiring Fund Shares to be issued pursuant to this Agreement are not being acquired for the purpose of making any distribution, other than in connection with the Reorganization and in accordance with the terms of this Agreement.

5.4  ADDITIONAL INFORMATION.  The Selling Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Selling Fund’s shares.

5.5  FURTHER ACTION.  Subject to the provisions of this Agreement, the Acquiring Trust, on behalf of the Acquiring Fund, and the Selling Fund will each take or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date.  In particular, the Selling Fund covenants that it will, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as the Acquiring Fund may reasonably deem necessary or desirable in order to vest in and confirm the Acquiring Fund’s title to and possession of all the Selling Fund’s assets and otherwise to carry out the intent and purpose of this Agreement.

5.6  STATEMENT OF EARNINGS AND PROFITS.  As promptly as practicable, but in any case within (sixty) 60 days after the Closing Date, the Selling Fund shall furnish the Acquiring Fund, in such form as is reasonably satisfactory to the Acquiring Fund and which will be certified by the Selling Fund’s Treasurer, a statement of the earnings and profits of the Selling Fund for U.S. federal income tax purposes, as well as any capital loss carryovers, that will be carried over to the Acquiring Fund as a result of Section 381 of the Code.

5.7  PREPARATION OF REGISTRATION STATEMENT AND PROXY MATERIALS.  The Acquiring Fund will prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-14 relating to the Acquiring Fund Shares to be issued to the Selling Fund Shareholders (the “Registration Statement”).  The Registration Statement shall include a proxy statement and a prospectus of the Acquiring Fund relating to the transaction contemplated by this Agreement.  The Registration Statement shall be in compliance with the 1933 Act, the 1934 Act, and the 1940 Act, as applicable.  Each party will provide the other party with the materials and information reasonably necessary to prepare the proxy statement and related materials (the “Proxy Materials”), for inclusion therein, in connection with the meeting of Selling Fund Shareholders to consider the approval of this Agreement and the transactions contemplated herein.

5.8  REPORTING RESPONSIBILITY.  Any reporting responsibility of the Selling Fund, including, without limitation, the responsibility for filing of regulatory reports, tax returns or other documents with the Commission, any state securities commission, and any U.S. federal, state or local tax authorities or any other relevant authority, is and shall remain the responsibility of the Selling Fund until the termination of the Selling Fund under Section 1.8 of the Agreement.

5.9  FUND FINANCIAL STATEMENTS.  The financial statements of each Fund as of June 30, 2010, and for the semi-annual period then ended, were prepared in accordance with generally accepted accounting principles, and such statements (copies of which will be furnished to the other Fund) fairly reflected the financial condition of the Fund as of June 30, 2010, and there were no known contingent liabilities of the Fund as of such date that are not disclosed in such statements.

5.10 TAX STATUS OF REORGANIZATION.  It is the intention of the parties that the Reorganization will qualify as a reorganization within the meaning of Section 368(a) of the Code.  None of the Selling Fund, the Acquiring Trust or the Acquiring Fund shall (either before or after the Closing Date) take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or that results in the failure of the Reorganization to qualify as a reorganization within the meaning of Section 368(a) of the Code.  At or prior to the Closing Date, the parties to this Agreement will take such reasonable action, or cause such action to be taken, as is reasonably necessary to enable Davis Graham & Stubbs LLP to render the tax opinion contemplated in this Agreement.

5.11  LIQUIDATING DISTRIBUTION.  As soon as is reasonably practicable after the Closing, the Selling Fund shall make a liquidating distribution to its shareholders consisting of the Acquiring Fund Shares received at the Closing.

5.12  FULFILLMENT OF CONDITIONS PRECEDENT.  The Acquiring Trust, on behalf of the Acquiring Fund, and the Selling Fund shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

5.13  DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE. Upon the consummation of the transactions at Closing as contemplated by this Agreement, the officers of the Selling Fund shall have obtained, or caused to be obtained, extended directors’ and officers’ liability insurance (“Tail D&O Insurance”) for the Selling Fund Indemnified Parties.  The continuation of such Tail D&O Insurance shall commence at the Closing and shall terminate six years from such date.  The Tail D&O Insurance shall have the same or at least comparable coverage, terms and conditions, such as coverage amounts, retention, deductible, exclusions and limits as the D&O insurance in force on behalf of Selling Fund Indemnified Parties on the date of execution of this Agreement.  In the event of any claim under the Tail D&O Insurance, Denver Investments shall pay any deductible under such coverage.  The Tail D&O Insurance shall not require a Selling Fund Indemnified Party to seek indemnification from the Acquiring Trust prior to, or as a condition of, the making of a claim or the payment of a claim under such Tail D&O Insurance.  The expense of the tail D&O insurance shall be borne by the Selling Fund.

5.14  FULFILLMENT OF CONDITIONS PRECEDENT.  The Acquiring Trust, on behalf of the Acquiring Fund, and the Selling Fund shall each use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

ARTICLE VI
CONDITION PRECEDENT TO OBLIGATIONS OF THE SELLING FUND

The obligations of the Selling Fund to consummate the transactions provided for herein shall be subject to the following conditions:

6.1  All representations, covenants, and warranties of the Acquiring Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

6.2  The Acquiring Fund shall have delivered to the Selling Fund on the Closing Date a certificate executed in its name by the Acquiring Trust’s President in a form reasonably satisfactory to the Selling Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Trust, on behalf of the Acquiring Fund made in this Agreement are true and correct on and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Selling Fund shall reasonably request.

6.3  The Selling Fund shall have received on the Closing Date an opinion from Davis Graham & Stubbs LLP, dated as of the Closing Date, to the effect that:

(a)        The Acquiring Trust is a validly existing voluntary association with transferable shares of beneficial interest under the laws of the Commonwealth of Massachusetts;

(b)        the Acquiring Fund has the power to carry on its business as presently conducted in accordance with the description thereof in the Acquiring Trust’s registration statement under the 1940 Act;

(c)        the Agreement has been duly authorized, executed and delivered by the Acquiring Trust, on behalf of the Acquiring Fund, and constitutes a valid and legally binding obligation of the Acquiring Trust, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(d)        the execution and delivery of the Agreement by the Acquiring Trust, on behalf of the Acquiring Fund, did not, and the issuance of Acquiring Fund Shares pursuant to the Agreement will not, (i) violate the Acquiring Trust’s Declaration of Trust or Code of Regulations, each as amended or (ii) violate any provision of any material agreement known to such counsel;

(e)        to the knowledge of such counsel, and without any independent investigation, (i) the Acquiring Fund is not subject to any litigation or other proceedings that might have a materially adverse effect on the operations of the Acquiring Fund, (ii) the Acquiring Trust is registered as an investment company with the Commission and is not subject to any stop order, and (iii) all regulatory consents, authorizations, approvals or filings required to be obtained or made by the Acquiring Fund under the federal laws of the United States, the laws of the Commonwealth of Massachusetts or under state securities or “Blue Sky” laws for the issuance of Acquiring Fund Shares pursuant to the Agreement, have been obtained or made;  and

(f)        The Acquiring Fund Shares to be issued for transfer to Selling Fund Shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and nonassessable shares of beneficial interest of the Acquiring Fund, and no shareholder of the Acquiring Fund has any preemptive right of subscription or purchase in respect thereof.

Such opinion shall be based on customary assumptions and is conditioned upon the receipt of such representations as Davis Graham & Stubbs LLP may reasonably request of the Acquiring Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations.  Such opinion may also rely on the opinion of other counsel to the extent set forth in such opinion, and, with respect to the opinion on the enforceability of this Agreement, may assume without any independent investigations that the laws of the Commonwealth of Massachusetts are identical in all respects to the corporate laws of the State of Colorado.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund to consummate the transactions provided for herein shall be subject to the following conditions:

7.1  All representations, covenants, and warranties of the Selling Fund contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

7.2  The Selling Fund shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by the Selling Fund’s President in a form reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Selling Fund made in this Agreement are true and correct on and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and as to such other matters as the Acquiring Fund shall reasonably request.

7.3  The Selling Fund shall have delivered to the Acquiring Fund a statement of the Selling Fund’s assets and liabilities, together with a list of the Selling Fund’s portfolio securities showing the tax basis of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Selling Fund, as soon as practical after the Closing.

7.4  The Acquiring Fund shall have received on the Closing Date an opinion from Drinker Biddle & Reath LLP, dated as of the Closing Date, to the effect that:

(a)        The Selling Fund has been formed as a corporation under the laws of the State of Maryland and is legally existing as a corporation under the laws of the State of Maryland;

(b)        the Selling Fund has the corporate power to carry on its business as presently conducted;

(c)        the Agreement has been duly authorized, executed and delivered by the Selling Fund, and constitutes a valid and legally binding obligation of the Selling Fund, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(d)        the execution and delivery of the Agreement by the Selling Fund, did not, and the exchange of the Selling Fund’s assets for Acquiring Fund Shares pursuant to the Agreement will not, (i) violate the Selling Fund’s Articles of Incorporation, as amended or supplemented, or its By-laws, as amended or (ii) violate any provision of any material agreement known to such counsel; and

(e)        to the knowledge of such counsel, and without any independent investigation, (i) the Selling Fund is not subject to any litigation or other proceedings, other than as already disclosed to the Acquiring Trust, that might have a materially adverse effect on the operations of the Selling Fund, (ii) the Selling Fund is registered as an investment company with the Commission and is not subject to any stop order, and (iii) all regulatory consents, authorizations, approvals or filings required to be obtained or made by the Selling Fund under the federal laws of the United States or the laws of the State of Maryland or under state securities or “Blue Sky” laws for the transfer of the Selling Fund’s assets and liabilities for Acquiring Fund Shares pursuant to the Agreement, have been obtained or made.

 Such opinion shall be based on customary assumptions and such representations as Drinker Biddle & Reath LLP may reasonably request of the Selling Fund and the Selling Fund will cooperate to make and certify the accuracy of such representations.  Such opinion may also rely on the opinion of other counsel to the extent set forth in such opinion, and, with respect to the opinion on the enforceability of this Agreement, may assume without any independent investigations that the laws of the Commonwealth of Massachusetts are identical in all respects to the laws of the Commonwealth of Pennsylvania.

7.5  As of the Closing Date, the assets of the Selling Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund has identified, within at least one month prior to the Closing, to the Selling Fund as being unsuitable for the Acquiring Fund to acquire by reason of limitations in the Acquiring Fund’s trust instrument or bylaws, or of investment restrictions disclosed in the Registration Statement.

ARTICLE VIII
FURTHER CONDITIONS PRECEDENT

The obligations of each Fund shall also be subject to the following:

8.1  This Agreement and the transactions contemplated herein (including the transfer of assets and liabilities by, and the dissolution of, the Selling Fund) shall have been approved by the requisite vote of the holders of outstanding shares of the Selling Fund in accordance with the provisions of the Selling Fund’s Articles of Incorporation, as amended or supplemented, applicable Maryland law, the rules of the NYSE and the 1940 Act, and certified copies of the actions evidencing such approval shall have been delivered to the Acquiring Fund.   Articles of Transfer shall have been filed with and accepted for record by the SDAT.  Notwithstanding anything herein to the contrary, neither Fund may waive the conditions set forth in this Section 8.1.

8.2  On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, or instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.  Furthermore, no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

8.3  All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state securities authorities, including any necessary “no-action” positions and exemptive orders from such federal and state authorities) to permit consummation of the transactions contemplated herein shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Selling Fund, provided that either party hereto may for itself waive any such conditions.

8.4  The Registration Statement shall have become effective under the 1933 Act, and no stop orders suspending the effectiveness thereof shall have been issued. To the best knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5  Each Fund shall have declared and paid a dividend or dividends and/or other distribution or distributions that, together with all previous such dividends or distributions, shall have the effect of distributing to the shareholders of such Fund substantially all of such Fund’s investment company taxable income (computed without regard to any deduction for dividends paid) and substantially all of its net capital gain (after reduction for any capital loss carryover and computed without regard to any deduction for dividends paid) for all taxable years ending on or before the Closing Date.

8.6  The Funds shall have received an opinion of Davis Graham & Stubbs LLP substantially to the effect that with respect to the Reorganization for U.S. federal income tax purposes:

(a)           The transfer of all the Selling Fund’s assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund followed by the pro rata distribution by the Selling Fund of all the Acquiring Fund Shares to the Selling Fund Shareholders in complete liquidation of the Selling Fund, as set forth in Section 1.4, will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code and the Acquiring Fund and the Selling Fund will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

(b)          No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of the Selling Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund.

(c)          No gain or loss will be recognized by the Selling Fund upon the transfer of all the Selling Fund’s assets to the Acquiring Fund solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all the liabilities of the Selling Fund or upon the distribution (whether actual or constructive) of Acquiring Fund Shares to the Selling Fund Shareholders solely in exchange for such shareholders’ shares of the Selling Fund in complete liquidation of the Selling Fund, as set forth in Section 1.4.

(d)          No gain or loss will be recognized by the Selling Fund Shareholders upon the exchange of their Selling Fund shares solely for Acquiring Fund Shares in the Reorganization.

(e)          The aggregate tax basis of the Acquiring Fund Shares received by each Selling Fund Shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Selling Fund shares exchanged therefor by such shareholder.  The holding period of Acquiring Fund Shares received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefor were held by such shareholder, provided such Selling Fund shares are held as capital assets at the time of the Reorganization.

(f)           The tax basis of the Selling Fund’s assets transferred to the Acquiring Fund will be the same as the adjusted tax basis of such assets to the Selling Fund immediately before the Reorganization.  The holding period of the assets of the Selling Fund in the hands of the Acquiring Fund will include the period during which those assets were held by the Selling Fund immediately prior to the Reorganization.

The opinion will express no view with respect to the effect of the Reorganization on any transferred asset as to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) as a result of the transfer of such asset regardless of whether such transfer would otherwise be a nonrecognition transaction.

Such opinion shall be based on customary assumptions and is conditioned upon the receipt of such representations as Davis Graham & Stubbs LLP may reasonably request of the Funds, and the Selling Fund and the Acquiring Fund will cooperate to make and certify the accuracy of such representations.  Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Selling Fund may waive the conditions set forth in this Section 8.6.

ARTICLE IX
EXPENSES

9.1  Except for the expenses described in Section 9.2 below, the Selling Fund will bear all of the expenses associated with, and incurred or accrued through the Reorganization, including, but not limited to, any transaction costs payable by the Selling Fund in connection with the purchase and sale of assets as directed by the Acquiring Fund prior to the date of the Reorganization and the Tail D&O Insurance referenced in Section 5.13 of this Agreement.  The payment by the Selling Fund of the expenses contemplated in this Section 9.1 shall not be contingent upon the successful completion of the Reorganization.

9.2  The Acquiring Fund will bear the one-time expenses associated with the conversion and opening of accounts on the books of the Acquiring Fund contemplated in Section 1.4 above.

9.3  Each party represents and warrants to the other that there is no person or entity entitled to receive any broker’s fees or similar fees or commission payments in connection with the transactions provided for herein.

9.4  Notwithstanding the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another party of such expenses would result in the disqualification of the Selling Fund or the Acquiring Fund, as the case may be, as a RIC.  Selling Fund Shareholders will pay their respective expenses, if any, incurred in connection with the Reorganization.

ARTICLE X
ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

10.1        The parties agree that no party has made to the other party any representation, warranty and/or covenant not set forth herein, and that this Agreement constitutes the entire agreement between and among the parties.

10.2        The representations, warranties, and covenants contained in this Agreement or in any document delivered pursuant to or in connection with this Agreement, including, but not limited to, any documents delivered or deliverable subsequent to the Closing, such as the Section 3.2 Custodian’s certificate, the Section 3.3 Transfer Agent certificates, the Section 5.6 Treasurer’s certificate and the Section 7.3 Treasurer’s certificate, shall not survive the consummation of the transactions contemplated hereunder except sections 1.3 and 5.13 of this Agreement.

ARTICLE XI
TERMINATION

11.1       This Agreement may be terminated by the mutual agreement of the Acquiring Fund and the Selling Fund and such termination may be effected by the Presidents of the Acquiring Fund and the Selling Fund in writing without further action by their Boards of Trustees or Directors, as the case may be.  In addition, either the Acquiring Fund or the Selling Fund may at its option terminate this Agreement at or before the Closing Date due to:

(a)          a material breach by the other party of any representation, warranty, or agreement contained herein to be performed at or before the Closing Date, if not cured within thirty (30) days of written notice thereof;

(b)          a condition precedent to the obligations of the terminating party that has not been met and it reasonably appears that it will not or cannot be met; or

(c)          a determination by the Board of Trustees of the Acquiring Fund or the Board of Directors of the Selling Fund that the consummation of the transactions contemplated herein is not in the best interests of the Acquiring Fund or Selling Fund, respectively.

11.2      In the event of any such termination, in the absence of willful default, there shall be no liability for damages on the part of the Acquiring Fund, the Selling Fund, or their respective board members and officers.  In the event of willful default, all remedies at law or in equity of the party adversely affected shall survive.

ARTICLE XII
AMENDMENTS

12.1    This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the officers of the Acquiring Fund and the Selling Fund as specifically authorized by their Boards of Trustees or Directors, as the case may be; provided, however, that following the meeting of the Selling Fund Shareholders called by the Selling Fund pursuant to Section 5.2 of this Agreement, no such amendment may have the effect of changing the provisions for determining the number of Acquiring Fund Shares to be issued to the Selling Fund Shareholders under this Agreement to the detriment of such shareholders without their further approval.  At any time prior to the Closing, any of the conditions precedent to the obligations of a party under this Agreement, other than Section 8.6, may be waived in whole or in part by the other party in a writing signed and delivered by the authorized officers of the waiving party.

ARTICLE XIII
HEADINGS; COUNTERPARTS; GOVERNING LAW;
ASSIGNMENT; LIMITATION OF LIABILITY

13.1          The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

13.3          This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to conflict of laws.

13.4          This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this section, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement other than the Selling Fund’s Indemnified Parties and their respective successors and assigns pursuant to Sections 1.3 and 5.13 of the Agreement.

13.5          It is expressly agreed that the obligations of each Fund hereunder shall not be binding upon any of the trustees, directors, shareholders, nominees, officers, agents, or employees of the Acquiring Fund or the Selling Fund personally, but shall bind only the property of the respective Fund, as provided in the trust instrument or articles of incorporation of the respective Fund.  Moreover, no series of the Acquiring Trust other than the Acquiring Fund shall be responsible for the obligations of the Acquiring Trust hereunder, and all persons shall look only to the assets of the applicable Fund to satisfy the obligations of such Trust and Fund hereunder.  The execution and delivery of this Agreement have been authorized by the Board of Trustees of the Acquiring Fund and the Board of Directors of the Selling Fund and signed by authorized officers of the Acquiring Fund and the Selling Fund, respectively, acting as such.  Neither the authorization by such Boards of Trustees or Directors nor the execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the respective Fund.

ARTICLE XIV
NOTICES

14.1          Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be deemed duly given if delivered by hand (including by FedEx or similar express courier) or transmitted by facsimile or three days after being mailed by prepaid registered or certified mail, return receipt requested, addressed to the Selling Fund or to the Acquiring Fund at the applicable address set forth in the first paragraph of this Agreement, or to any other address that the Selling Fund or the Acquiring Fund shall have last designated by notice to the other party.

IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

Westcore Trust on behalf of Westcore Blue Chip Fund
By:
Name:
Title:
ACKNOWLEDGED:

By:
Name:
Title:
Blue Chip Value Fund, Inc.
By:
Name:
Title:
ACKNOWLEDGED:

By:
Name:
Title:

Denver Investment Advisors LLC
By:
Name:
Title:
ACKNOWLEDGED:

By:
Name:
Title: